Exhibit 99.1

Trovagene to Attend the 28th Annual Piper Jaffray Healthcare Conference

SAN DIEGO, CA — November 22, 2016 — Trovagene, Inc. (NASDAQ: TROV), a developer of circulating tumor DNA (ctDNA) molecular diagnostics, is scheduled to attend the 28th Annual Piper Jaffray Healthcare Conference, November 29-30, 2016, at the Lotte New York Palace in New York City.

Bill Welch, Chief Executive Officer of Trovagene, will be attending the conference and participating in a thirty-minute “fireside chat” with a Piper Jaffray equity analyst on Wednesday, November 30.  No formal presentation is being made.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary Precision Cancer Monitoring® (PCM) technology for the detection and monitoring of circulating tumor DNA (ctDNA) in urine. The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s PCM technology is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

Trovagene Contacts

Beth Anderson VP, Finance & Administration	Vicki Kelemen Sr. Director, Marketing Communications
858-952-7593	858-952-7652
ir@trovagene.com	vkelemen@trovagene.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992